[EXHIBIT 99.1.5]


                   CONFIDENTIAL DISCLOSURE AGREEMENT

      This CONFIDENTIAL DISCLOSURE AGREEMENT (the "Agreement"), dated as of March 4, 1996, between Warner-Lambert Company, ("Warner-Lambert"), and Pfizer Inc. (the "Receiving Party"),

                                WITNESSETH:

      WHEREAS, Warner-Lambert possesses certain valuable and confidential information relating to its pharmaceutical business, including, without limitation, its product atorvastatin (the "Information"); and

      WHEREAS, Warner-Lambert wishes to explore the possibility of entering into certain commercial arrangements with the Receiving Party (the "Program") and the Receiving Party wishes to have access to the Information to aid the Receiving Party in reaching a decision concerning the Program;

      NOW, THEREFORE, in consideration of the mutual promises contained herein, Warner-Lambert and the Receiving Party hereby agree as follows:

 1. Warner-Lambert shall disclose such of the Information as it deems necessary to enable the Receiving Party to evaluate the Program and the Receiving Party shall accept and hold the Information in confidence in accordance with the provisions of Paragraph 2 hereof.

 2. Without the prior written consent of Warner-Lambert, the Receiving Party shall neither disclose to any third party (except its consultants pursuant to the terms set forth below) any or all of the Information disclosed by Warner-Lambert hereunder, nor permit any such third party (except such consultants) to have access to such Information, nor use such Information for any purpose other than to evaluate the Information as it relates to the Program. In addition, the Receiving Party shall only disclose the Information to those of its employees and consultants who shall reasonably need to know the Information in order to evaluate such Information or Program or to make decisions or render advice in connection therewith and who shall be informed of the existence of this Agreement and shall agree to be bound by the terms hereof. Each of the Receiving Party's consultants shall be bound in writing by a confidential disclosure agreement consistent with the terms hereof prior to its receipt of Information. The Receiving Party undertakes to ensure strict compliance with the terms of such confidential disclosure agreements, and shall exercise all of its rights thereunder, including, without limitation, the pursuit of injunctive relief, to ensure the same. Furthermore, upon Warner-Lambert's request, the Receiving Party shall assign to Warner-Lambert its rights under any such confidential disclosure agreement. However, the aforesaid obligations assumed by the Receiving Party hereunder shall not apply to any Information which falls within any of the following categories:

      (a) Information which is in the public domain at the time of disclosure hereunder or which subsequently has come within the public domain through no fault of or action by the Receiving Party; and

      (b) Information which is in the possession of the Receiving Party at the time of disclosure by Warner-Lambert or which is independently discovered, after the date hereof, by the Receiving Party without the aid, application or use of the Information, in each such case as evidenced by written records; and

      (c) Information which is obtained, after the date hereof, by the Receiving Party from any third party which is lawfully in possession of such Information and not in violation of any contractual or legal obligation with respect to such Information.

 3. This Agreement, including the confidentiality and limited use obligations hereunder, shall remain in effect for a period of seven (7) years from the date of disclosure of the Information, provided that the expiration of the term of this Agreement shall not release the Receiving Party from any obligation of confidentiality or nonuse which may arise from applicable law.

 4. Each of the parties agrees that it shall not disclose to any third party the existence or subject matter hereof to the maximum extent permitted by law during the term described in Paragraph 3 hereof. The Receiving Party shall return to Warner-Lambert, upon request, any and all written documents and samples of any products provided by Warner-Lambert hereunder.

 5. No right of license, either express or implied, with respect to the Information is granted hereunder by Warner-Lambert to the Receiving Party. The disclosure of the Information by Warner-Lambert to the Receiving Party shall not result in any obligation on the part of either party to enter into any future agreement relating to the Information or to undertake any other obligation not set forth in a written agreement signed by the parties hereto.

 6. The Receiving Party represents and warrants to Warner-Lambert that it has the necessary corporate power to enter into and perform its obligations under this Agreement and all necessary corporate action required to authorize the execution and delivery of this Agreement and the performance of the Receiving Party's obligations hereunder has been taken.

 7. The Receiving Party acknowledges and agrees that any remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by it of the provisions of this Agreement, in addition to any remedies at law, Warner-Lambert without posting any bond shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

 8. The Receiving Party hereby agrees to the terms set forth in Attachment A to this Agreement, and such terms are hereby incorporated into and made a part of this Agreement.

 9. This Agreement contains all the representations and agreements between the parties relating to the Information and any representation, promise or condition concerning the same which is not contained herein or in a superseding written agreement referring to this Agreement shall not be binding on either party hereto.

 10. This Agreement shall be governed by and construed in accordance with the law of the State of New York other than those provisions governing conflicts of law and any dispute arising out of or in connection with this Agreement, including its existence, validity or termination, shall be governed by and resolved in accordance with the laws of the State of New York, other than those provisions governing conflicts of law.

      IN WITNESS WHEREOF, the Receiving Party and Warner-Lambert have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.


 PFIZER INC.                           WARNER-LAMBERT COMPANY


 By: /s/ John Niblack                  By: /s/ R. B. Van Duyne
    ----------------------------          --------------------------------
 Title: Executive Vice President          Title: Vice President, Business
                                                 Development and Licensing



                                ATTACHMENT A

 1. Restriction on Acquisitions of Voting Securities. Except as provided in Sections 4 and 5 below, the Receiving Party covenants and agrees with Warner-Lambert that, from the date hereof until the date (the "Standstill Termination Date") which is the later of:

      (i) the last to occur of

           (a) one (1) year after termination of discussions between Warner-Lambert and the Receiving Party with respect to atorvastatin, or

           (b) the first to occur of (1) the date the United States New Drug Application for atorvastatin submitted by Warner-Lambert is granted final approval by the United States Food and Drug Administration permitting the immediate commencement of commercial distribution of the product or (2) two (2) years after the date of this Agreement, or

      (ii) in the event that Warner-Lambert and the Receiving Party enter into an agreement with respect to atorvastatin, five years after the termination of such agreement,

 neither the Receiving Party nor any of its Affiliates (as defined below) will, except with the express written consent of Warner-Lambert and then only to the extent stated in such written consent, acquire or agree to acquire or make any proposal to acquire, directly or indirectly, the beneficial ownership of any common stock, equity securities or other securities having voting power with respect to the election of directors of Warner-Lambert ("Voting Equity"), or any other securities convertible into Voting Equity or any options, warrants or other rights to acquire Voting Equity (such convertible securities, options, warrants or other rights, together with Voting Equities, being hereinafter called "Voting Securities") of Warner-Lambert or its Affiliates. For purposes of this Agreement, "Affiliates" shall mean any corporation or entity controlling, controlled by, or under common control with the party in question. As used herein the term control means possession of the power to direct, or cause the direction of, the management and policies of a corporation or entity by reason of any ownership interest therein.

 2. Restrictions on Solicitations of Proxies. Except as provided in Sections 4 and 5 below, the Receiving Party covenants and agrees that, from the date hereof until the Standstill Termination Date, neither it nor any of its Affiliates will, except with the express written consent of Warner-Lambert and then only to the extent stated in such written consent, make or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act")) to vote or seek to advise or influence any person with respect to the voting of any Voting Securities of Warner-Lambert or its Affiliates.

 3. Other Restrictions. Except as provided in Sections 4 and 5 below, the Receiving Party covenants and agrees that, from the date hereof until the Standstill Termination Date neither it nor any of its Affiliates shall (i) seek to have Warner-Lambert waive, amend or modify any of the restrictions contained in this Agreement or the Certificate of Incorporation or the By-laws of Warner-Lambert, (ii) make any Acquisition Proposal (as defined below) or proposal with respect to a Business Combination (as defined below), joint venture, or any other extraordinary business arrangement, including, but not limited to, a business arrangement which could result in a change of control of Warner-Lambert, in each case in respect of Warner-Lambert or any of its Affiliates, (iii) take any initiatives involving Warner-Lambert that would otherwise require Warner-Lambert to make a public announcement or make any public comment or proposal with respect to any Acquisition Proposal or Business Combination, (iv) join a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of Voting Securities of Warner-Lambert or otherwise become a "person" within the meaning of
 Section 13(d)(3) of the Exchange Act with respect to any Voting Securities of Warner-Lambert or its Affiliates, (v) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, (vi) knowingly advise, assist or encourage any third party in connection with any of the foregoing; or (vii) otherwise seek to control or influence Warner-Lambert or its management or Board of Directors.

      "Acquisition Proposal" shall mean any tender offer or exchange offer or proposal to Warner-Lambert (including, without limitation, any proposal or offer to stockholders of Warner-Lambert) with respect to a Business Combination or involving the purchase of 20% or more of the outstanding Voting Securities of Warner-Lambert.

      "Business Combination" shall mean (a) a merger, consolidation, acquisition, scheme or other analogous arrangement in which Warner-Lambert is a constituent corporation or party and pursuant to which Voting Securities of Warner-Lambert are or may be exchanged for cash, securities or other property or (b) a sale of all or substantially all of the assets of Warner-Lambert and its Affiliates; provided that neither (i) a transaction in which the beneficial ownership of the capital stock of Warner-Lambert immediately after the consummation of such transaction is substantially the same as the beneficial ownership of Warner-Lambert's capital stock immediately prior to the consummation thereof nor (ii) a merger, consolidation or other reorganization in which Warner-Lambert is the surviving corporation, in which substantially all the shares of Warner-Lambert capital stock outstanding immediately prior to the consummation of such merger remain outstanding immediately after the consummation thereof and the only change in the capital stock of Warner-Lambert resulting from such merger is the issuance of shares of capital stock pursuant thereto which, following such issuance, do not represent more than 20% of Warner-Lambert's Voting Securities shall be deemed a Business Combination.

 4. Termination. If (a) a third party independently or in concert with others commences or makes an Acquisition Proposal, and such third party is the acquiring party, or if Warner-Lambert solicits a third party offer for an Acquisition Proposal or a Business Combination, and such third party is the acquiring party, or (b) Warner-Lambert enters into an agreement with a third party with respect to an Acquisition Proposal or a Business Combination, and such third party is the acquiring party, then Warner-Lambert shall be deemed to have relinquished its right to enforce the restrictions on the Receiving Party and its Affiliates set forth in Sections 1, 2 and 3 herein and any claim for damages at law based on actions of the Receiving Party or its Affiliates inconsistent with such restrictions while such rights are relinquished; provided that, if any tender offer or exchange offer or any Acquisition Proposal or Business Combination made by the Receiving Party or any of its Affiliates (which, but for the foregoing provisions of this Section 4, would have been inconsistent with the restrictions set forth in Sections 1, 2 and 3 herein) shall have lapsed or been terminated or withdrawn, Warner-Lambert's right to enforce the restrictions on acquisitions set forth in Sections 1, 2 and 3 herein shall immediately be reinstated; and provided further that neither the Receiving Party nor any Affiliate of the Receiving Party shall be required to dispose of or be prevented from beneficially owning any Voting Securities or any other property rights relating to Voting Securities of Warner-Lambert which the Receiving Party or its Affiliate acquired or contracted to acquire during the period of such relinquishment and prior to such reinstatement.

 5. Permitted Investment. Notwithstanding the foregoing, the proscriptions set forth in this Agreement shall not apply to (i) passive investments by the Receiving Party or any Affiliate solely for the purpose of cash or money management or by an affiliated pension or employee benefit plan or trust or to indirect interests in portfolio securities held by an investment company registered under the Investment Company Act of 1940 or to interests in securities comprising part of a broad based, publicly traded market basket or index of stock approved for such a plan or trust in which such plan or trust invests, so long as such interest does not, in the aggregate, exceed 1/2 of 1% of Warner-Lambert's outstanding Voting Securities.

 6. Indemnification. The Receiving Party hereby agrees to indemnify and hold harmless Warner-Lambert from and against any costs (including legal fees) of whatsoever nature arising directly or indirectly out of a breach of the obligations of the Receiving Party contained in this Attachment A.